EXHIBIT 11.1

           SUNRISE INTERNATIONAL LEASING CORPORATION AND SUBSIDIARIES

                         PER SHARE EARNINGS COMPUTATIONS
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                                               Three Months Ended                    Nine Months Ended
                                                   December 31,                          December 31,
                                       -----------------------------------   -----------------------------
                                              1997               1996               1997           1996
                                       -----------------   ---------------   ---------------    ----------

Basic Earnings Per Share:

   Weighted average number of
     common shares outstanding                 7,788,000         7,189,000          7,616,000    7,189,000
                                       =================   ===============   ================   ==========

       Net income                      $         835,000   $       851,000   $      2,669,000   $2,870,000
                                       =================   ===============   ================   ==========

       Net income per common
         share                         $            0.11   $          0.12   $           0.35   $     0.40
                                       =================   ===============   ================   ==========


Fully Dilutive Earnings Per Share:

   Weighted average number of
     common shares outstanding                 7,788,000         7,189,000          7,616,000    7,189,000
   Common stock equivalents
     from assumed exercise of
     options and warrants                          6,000            31,000             15,000        9,000
                                       -----------------   ---------------   ----------------   ----------

       Total shares                            7,794,000         7,220,000          7,631,000    7,198,000
                                       =================   ===============   ================   ==========

       Net income                      $         835,000   $       851,000   $      2,669,000   $2,870,000
                                       =================   ===============   ================   ==========

       Net income per common
         and common equivalent share   $            0.11   $          0.12   $           0.35   $     0.40
                                       =================   ===============   ================   ==========



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